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                                                                  EXECUTION COPY


Exhibit 10.1

                    MERGER AGREEMENT (this "Agreement"), dated as of February 28, 2002 among Curious Holdings LLC (the "Purchaser"), Curious Pictures Corporation, a New York corporation ("Curious"), DCODE, Inc., a Minnesota corporation ("DCODE" and, together with Curious, the "Targets" and each individually a "Target"), and each of iNTELEFILM Corporation, f/k/a Children's Broadcasting Corporation, a Minnesota corporation ("Intelefilm"), and its subsidiary, Harmony Holdings, Inc. ("Harmony" and, together with Intelefilm, the "Sellers" and, each individually, a "Seller").

                  WHEREAS, the Purchaser desires to purchase from the Sellers, and the Sellers desire, jointly and severally, to sell to the Purchaser, the Targets pursuant to the Merger of Curious and DCODE (each as defined herein) into the Purchaser on the following terms and conditions.

                  NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE i

                                  DEFINED TERMS

     Section 1.01 Defined Terms. The following terms, not defined elsewhere in this Agreement, shall have the following meanings:

     "Act" shall mean the Delaware Limited Liability Company Act.

     "BCL" shall mean the New York Business Corporation Law.

     "Closing" shall have the meaning set forth in Section 2.05 hereof.

     "Closing Date" shall have the meaning set forth in Section 2.05 hereof.

     "Consideration" shall mean the Curious Purchase Price and the DCODE Purchase Price.

     "Curious" shall mean Curious Pictures Corporation, a New York corporation.

     "Curious Shares" shall mean all of the issued and outstanding shares of common stock, no par value per share, of Curious, including without limitation all such shares owned by the Sellers.


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     "DCODE" shall mean DCODE, Inc., a Minnesota corporation.

     "DCODE Shares" shall mean all of the issued and outstanding shares of common stock, no par value per share, of DCODE, including without limitation all such shares owned by the Sellers.

     "Effective Time" shall have the meaning set forth in Section 2.05 hereof.

     "Encumbrances" shall mean, to the extent applicable, all liens (including liens for Taxes), mortgages, security interests, charges, claims, leases, survey exceptions, options, rights of first refusal or first offer, easements, restrictions, rights-of-way or other similar encumbrances of any nature whatsoever.

     "Furious" shall mean Furious Pictures Corporation, a New York corporation and a wholly-owned subsidiary of Curious.

     "Furious Shares" shall mean all issued and outstanding shares of common stock, $0.01 par value per share, of Furious, including without limitation all such shares owned by Curious and, indirectly, the Sellers.

     "Merger" shall mean the merger of each of Curious and DCODE into the Purchaser.

     "Shares" shall mean the Curious Shares, the Furious Shares and the DCODE Shares.

     "Targets" shall mean Curious and DCODE, and "Target" shall mean any of the foregoing.

     "Taxes" shall mean all taxes on or measured by net income, gross profits or net profits, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, domestic or foreign.


                                   ARTICLE II

                            MERGER AND STOCK PURCHASE

     Section 2.01 Consent; Place of Formation and Principal Offices. (a) Each of the Sellers, the Targets and the Purchaser hereby agrees to the Merger of Curious and DCODE into the Purchaser, subject to the terms and conditions set forth herein. At the Effective Time (as hereinafter defined) of the Merger, each of Curious and DCODE will be merged with and into the Purchaser in accordance with the provisions of the Act, the BCL and, with respect to DCODE, the laws of the State of Minnesota. Pursuant to the Merger the Furious Shares will be transferred to the Purchaser and Furious shall become a wholly-owned subsidiary


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of the Purchaser. The Purchaser shall be the surviving company of the Merger, and the separate existence of Curious and DCODE shall cease. The terms and conditions of the Merger hereby agreed upon and the manner of carrying the same into effect shall be as hereinafter set forth.

         (b)  The name and place of formation of each party is as follows:

                  Name                                                 Place
                  Curious Holdings LLC                                 Delaware
                  Curious Pictures Corporation                         New York
                  DCODE, Inc.                                          Minnesota

         (c) The principal office of the Targets and Furious in the State of New York are located at 440 Lafayette Street, New York, NY 10003.

         (d) The principal offices of the Purchaser is as follows: the principal office of the Purchaser in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle and the principal office of Furious in the State of New York is located at 440 Lafayette Street, New York, NY 10003.

         (e) The limited liability company agreement of the Purchaser, as in effect immediately prior to the Effective Time, shall be the limited liability company agreement. The charter documents of Furious, as in effect immediately prior to the Effective Time, shall continue to be the charter documents of Furious.

                  Section 2.02 Approvals. The terms and conditions of the transaction set forth herein have been authorized and approved by each company party to this Agreement, and, with respect to each Target and Furious, its respective shareholders.

                  Section 2.03 Capitalization. (a) All units issued and outstanding in the Purchaser are held by the Purchaser, and there is no other equity issued and outstanding.

         (b) All Shares of the Targets and Furious are held by the following persons as follows:

                  Intelefilm                                      51%
                  Harmony                                         49%
                                                          ------------
                  TOTAL                                          100%

There is no other equity of the Targets or Furious issued and outstanding.

                  Section 2.04 Consideration. (a) The consideration (the "Curious Purchase Price") to be paid for Curious shall be:



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                   (i) $1,000,000 (less the $200,000 deposit previously made by the Purchaser to the Sellers) in cash payable on the Closing Date by check or wire transfer to an account designated by the Sellers to the Purchaser at least five days prior to the Closing Date upon evidence of the Effective Time (the "Seller Account");

                  (ii) a $500,000 Promissory Note in the form attached hereto as Exhibit A (the "Note") bearing interest at 5% per annum and payable upon the sooner of (A) such time as the aggregate net working capital of the Purchaser is positive and then at a rate equivalent to 25% of the aggregate after-tax net income (including without limitation taxes allocable to members, in the case of entities treated as partnerships for tax purposes) of the Purchaser, payable within 45 days of each quarter's end or (B) the first and second anniversary of the Closing Date in equal installments of $250,000 in principal plus interest (less, on each such date, any amounts previously paid pursuant to the previous clause (A)); and

                  (iii) the forgiveness of all of the intercompany debt between Curious and Intelefilm, Harmony and their affiliated companies, excluding the intercompany debt between Curious and DCODE (which intercompany debt is hereby forgiven by the Sellers).

         (b) The consideration (the "DCODE Purchase Price") to be paid for DCODE shall be:

                  (i) $1,000,000 in cash payable by check or wire transfer to the Seller Account on the Closing Date upon evidence of the Effective Time; and

                  (ii) the forgiveness of all of the intercompany debt between DCODE and Intelefilm, Harmony and their affiliated companies, excluding the intercompany debt between Curious and DCODE (which intercompany debt is hereby forgiven by the Sellers).

         (c) The Purchaser shall assume no responsibility to allocate the Purchase Price among the Sellers, and the Sellers shall be solely responsible for such allocation.

                  Section 2.05 The Closing; Manner of Effectuating the Merger and the Purchase; Effective Time. (a) The closing (the "Closing") shall take place at the offices of Wollmuth Maher & Deutsch LLP, 500 Fifth Avenue, New York, New York, on the date hereof (the "Closing Date"). At the Closing, simultaneous with the filing of the Certificate of Merger in the forms of Exhibit B-1 and Exhibit B-2 attached hereto (the "Merger Certificates"), each Seller shall surrender its certificate or certificates representing the Shares of each Target, with such stock powers executed in blank or otherwise in proper form for transfer to the Purchaser as the Purchaser may reasonably request in exchange for the portion of the Consideration into which the Shares represented by such certificate or certificates shall have been converted or exchanged pursuant to this Agreement. Upon such surrender, the Sellers shall be entitled to receive in exchange therefor a portion of the Consideration to which the Sellers shall have become entitled pursuant to the provisions of this Agreement and the certificates so surrendered (other than the Furious Shares, which shall remain outstanding and held by the Purchaser) shall forthwith be canceled. No interest will be paid or accrued on any cash constituting Consideration. Until surrendered in accordance with the provisions of this Agreement, each certificate representing Shares shall represent for all purposes only the right to receive the Consideration provided for by this Agreement, without interest.



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         (b) At the Effective Time, each of Curious and DCODE shall be merged with and into the Purchaser; and thereupon, all issued and outstanding Curious Shares and DCODE Shares (and any and all options and convertible securities therefore) shall be canceled and cease to exist except with respect to the right to receive a proportionate share of the Consideration as set forth below, and the Purchaser shall possess any and all purposes and powers of the relevant Targets; and all leases, licenses, property, rights, privileges and powers of whatever nature and description of each Target shall be transferred to, vested in and devolved upon the Purchaser, without further act or deed, subject to all of the debts and obligations of any of the Targets.

         (c) The Merger shall become effective upon acceptance of the Merger Certificates, together with any necessary fees, by the Secretary of State of the State of Delaware (the "Effective Time").

                  Section 2.06 Further Assurances. From and after the Closing, upon written request from the Purchaser, each Seller shall execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required to effectuate the Merger and the transactions contemplated hereby and release any and all liens in respect of or relating to the Targets and Furious.

                                   ARTICLE III

                         Representations and Warranties
                                 of THE SELLERS

                  Each of the Sellers, jointly and severally, represents and warrants to the Purchaser as of the date hereof, as of the Closing Date and as of the Effective Time as follows (such representations and warranties being to the best knowledge of the Sellers after due inquiry and in reliance on the representations of Purchaser set forth in Section 4.06, except with respect to the representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.06, 3.11, 3.12, 3.13, 3.14 and 3.15 which shall not be qualified by such knowledge or reliance except as otherwise expressly stated therein):

                  Section 3.01 Corporate Existence and Power. Each Seller, each Target and Furious is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Each Seller, each Target and Furious has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and to carry out the transactions contemplated hereby. Each Seller, each Target and Furious is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of the nature of its businesses as now being conducted.



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                  Section 3.02 Authorization; Non-Contravention. The execution, delivery and performance by each Seller, each Target and Furious of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each Seller, each Target and Furious and its respective stockholders and this Agreement has been duly executed and delivered by each Seller, each Target and Furious and is in full force and effect. This Agreement constitutes the valid and binding obligations of each Seller, each Target and Furious, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement, and compliance with the provisions hereof by each Seller, each Target and Furious will not (a) violate any law or statute or order, judgment or decree of any court, administrative agency or other governmental body applicable to the Sellers, the Targets or Furious, (b) conflict in any respect with or result in any breach of any of the terms or provisions or constitute (with due notice or lapse of time, or both) a default under the Certificate of Incorporation or By-laws of the Sellers, the Targets or Furious, (c) result in a breach or violation of, or a default under, or acceleration of any obligations pursuant to any note, indenture, mortgage, lease, agreement, contract, understanding, arrangement or instrument to which any Seller, or the Sellers' knowledge, any Target or Furious, is a party, or (d) result in the creation or imposition of any Encumbrance of any nature whatsoever upon any of the properties or assets of any Seller, any Target or Furious.

                  Section 3.03 No Consents. No notices, reports or other filings are required to be made by any Seller or Target with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by any Seller, any Target or Furious from, any governmental authority or third party for the valid authorization, execution and delivery by the Sellers, the Targets and Furious of this Agreement or for the performance by each Seller, each Target and Furious of its obligations hereunder.

                  Section 3.04 Valid Title and No Encumbrances. The Sellers have, and will have immediately prior to both the Effective Time and the Closing Date, good and valid title to all Shares free and clear of all Encumbrances. Except as set forth on Schedule 3.04 attached hereto, there are no Encumbrances on the assets or properties of any of the Targets.

                  Section 3.05 Taxes. The Sellers have filed all Tax Returns and paid all Taxes shown thereon to be due, if any, that are required to have been filed on or before the date hereof with appropriate Federal, state, foreign, county and local governmental agencies or instrumentalities, in each case with respect to the Targets and Furious. As of the date hereof, there are not pending or, to the best knowledge of the Sellers, threatened, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters with respect to the Targets or Furious. There are not, to the best knowledge of the Sellers, any unresolved questions or claims concerning the Targets' or Furious' Tax liability. None of the Targets or Furious has any liability with respect to any income, payroll (as it relates to staff payroll administered by the Sellers' Minneapolis office), withholding, franchise or similar Taxes. As used in this Agreement, the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes. The Sellers shall be responsible for the payment of all Taxes and the filing of all Tax Returns with respect to the Targets and Furious through the Effective Time.



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                  Section 3.06  Capitalization.  (a) As of the date hereof:

                           (i)  all of the issued and outstanding shares of
capital stock of each Target and Furious were duly authorized for issuance and are validly issued, fully paid and non-assessable;

                           (ii)  Schedule 3.06 attached hereto fully and
accurately describes the capital structure of each Target and Furious and, except as set forth on Schedule 3.06, there are no outstanding securities of any Target or Furious convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of any Target or Furious, there are no outstanding or authorized options, warrants, calls, subscription rights, commitments or other agreements of any character requiring, and there are no securities outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock of any Target or Furious or other equity securities of any Target or Furious or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock of any Target or Furious or other equity securities of any Target or Furious, or any stock appreciation rights, phantom stock or similar equity equivalent rights issued by or binding upon any Target or Furious;

                           (iii) there are no voting trusts or other voting
agreements with respect to the capital stock of any Target or Furious or other ownership interests of any Target or Furious or any agreement relating to the issuance, sale, redemption, transfer or other disposition of any such interests of any Target or Furious to which any Target or Furious is a party, or of which the Sellers have knowledge; and

                           (iv) no Target or Furious has any subsidiaries except
that Furious is a wholly-owned subsidiary of Curious.

                  Section 3.07. Conduct of Business and Financial Statements.
(a) The Sellers and each Target and Furious have been and are in compliance with all federal, state and local laws, statutes, ordinances, rules and regulations as of the date hereof and as of the Effective Time and the Closing Date, the failure to comply with which could materially adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Targets, Furious or the Purchaser. Each of the Sellers, the Targets and Furious has materially complied with the rules and regulations of all governmental agencies having authority over its business or its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety, environmental protection and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, assets or condition (financial or otherwise) of the Targets, Furious or the Purchaser. The Sellers have no knowledge of and have not received any notice of violation of any such rule or regulation during the two years prior to the date hereof which could result in any liability of any Target, Furious or the Purchaser for penalties of damages or which could subject any Target, Furious or the Purchaser to any injunction or government writ, order or decree. There are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any material liability under any federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, operations, earnings, assets or condition (financial or otherwise) of any of the Targets or Furious.



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                  (b) The consolidated balance sheet and related statements of income and loss of the Sellers (including information therein with respect to the Targets and Furious) for the years ended December 31, 2001 and December 31, 2000, and unaudited financial statements with respect to interim periods (collectively, the "Financial Statements") have been prepared in accordance with the United States generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods and fairly present the consolidated financial position of the Sellers, the Targets and Furious as of the dates thereof (subject, in the case of unaudited interim statements to normal year-end adjustments and the absence of certain footnote disclosures).

                  (c) None of the Targets or Furious is a party to any non-competition agreement or any other agreement or arrangement that materially limits the Targets, Furious or any of their respective affiliates, or that would, after the date hereof similarly limit the Purchaser, Furious or any successor thereto, from engaging or competing in any line of business or in any geographic area after giving effect to the transactions contemplated hereby.

                  (d) None of the Targets or Furious has made any distribution or other payments to the Sellers since January 31, 2002.

                  Section 3.08. Absence of Undisclosed Liabilities; Affiliate Transactions. (a) Except for matters reflected or reserved against in the unaudited balance sheet as of December 31, 2001 and included in the Financial Statements specifically with respect to the Targets and Furious, none of the Targets or Furious had at such date or has incurred since that date any liabilities, obligations (whether absolute, accrued, contingent or otherwise) or contingencies of any nature due to actions of the Sellers, except (i) liabilities, obligations or contingencies (A) which are accrued or reserved against in the Financial Statements or reflected in the notes thereto or (B) which were incurred after December 31, 2001 in the ordinary course of business and consistent with past practices; or (ii) liabilities, obligations or contingencies which are of a nature not required to be reflected in the consolidated financial statements of the Sellers, the Targets and Furious prepared in accordance with GAAP consistently applied and which were incurred in the ordinary course of business.

                  (b) Except as set forth in Schedule 3.08 attached hereto, there are no transactions, agreements, arrangements or understandings between the Sellers and their shareholders and affiliates, on the one hand, and the Targets or Furious and their affiliates.

                 Section 3.09 Properties; Agreements. None of the Targets or Furious owns, and since its inception has not owned, any real property. Each Target and Furious has good and marketable title to (or valid leasehold or contractual interests in) all personal property used in its business, free and



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clear of any Encumbrances. All machinery, equipment, furniture, fixtures and other personal property of each Target and Furious is in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear) with no defects that could reasonably be expected to interfere with the conduct of normal operations of such equipment, furniture, fixtures and other personal property and are suitable for the purposes for which they are currently being used. All agreements and contracts to which the Targets and Furious are a party are in full force and effect.

                  Section 3.10 Intellectual Property. Each Target and Furious owns, or has the right to use, all patents, patent applications, trademarks, service names, trade names, copyrights, licenses, trade secrets or other proprietary rights necessary to conduct its business as now being conducted and as proposed to be conducted by the Purchaser without any conflict or infringement of the rights of others and, except as set forth on Schedule 3.10, the Sellers have not received a notice that it is infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, and to the Sellers' knowledge there is no basis for any such claim. The Sellers are not aware of any violation by a third party of any of any Target's or Furious' patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights.

                  Section 3.11 Employee Benefit Plans. Except as set forth on
Schedule 3.11, the Sellers do not maintain on behalf of either Targets or Furious, and to the knowledge of Sellers neither Targets nor Furious maintain, any bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, any employment or severance contracts, health and medical insurance plans, life insurance and disability insurance plans, or other material employee benefit plans, contracts or arrangements which cover employees or former employees of the Targets or Furious including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA.

                  Section 3.12 Litigation. Except as set forth on Schedule 3.12, there are no actions, suits, proceedings or investigations pending nor, to the best knowledge of the Sellers, threatened against any of the Sellers, the Targets or Furious by or before any court or governmental agency, which would adversely affect the Purchaser's operation of the Targets as merged into the Purchaser, the operation of Furious as a subsidiary of the Purchaser, or the consummation of the transactions contemplated hereby.

                  Section 3.13 Brokers. No Person engaged by the Sellers is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Purchaser or Furious in connection with this Agreement or any of the transactions contemplated hereby (provided that the Sellers have agreed to pay Richard Alan Incorporated ("RAI") the amount of Thirty Seven Thousand Five Hundred Dollars ($37,500.00), payable (i) $25,000.00 at the Closing and (ii) payment of $12,500.00 upon receipt of such payment of the Note that represents the principal payment of the Note between $237,500.00 and $250,000.00; and provided further that the Purchaser is hereby directed and authorized by the Sellers to make said payments to RAI directly out of the proceeds due to the Sellers).



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                  Section 3.14 SEC Filings. As of the filing dates (or to the extent amended or superseded by a subsequent filing, with respect to the information in such subsequent filing, or as of the date of the subsequent filing) thereof, the Sellers' filings and reports filed with the Securities and Exchange Commission did not or will not (as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Section 3.15 No Misrepresentation. The representations and warranties of the Sellers in this Agreement (including the Schedules and Exhibits hereto and as qualified by knowledge or reliance as set forth therein) as of the date hereof contain no untrue statement of a material fact nor omit a material fact necessary in order to make the statements contained herein not misleading.


                                   ARTICLE IV

                         Representations and Warranties
                                of THE PURCHASER

                  The Purchaser represents and warrants to the Sellers as of the date hereof and as of the Closing Date and the Effective Time as follows:

                  Section 4.01 Corporate Existence and Power. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. The Purchaser has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and to carry out the transactions contemplated hereby. The Purchaser is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of the nature of its businesses as now being conducted.

                  Section 4.02 Authorization; Non-Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Purchaser and this Agreement has been duly executed and delivered by the Purchaser and is in full force and effect. This Agreement constitutes the valid and binding obligations of the Purchaser, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement, and compliance with the provisions hereof by the Purchaser will not (a) violate any law or statute or order, judgment or decree of any court, administrative agency or other governmental body applicable to the Purchaser, (b) conflict in any respect with or result in any breach of any of the terms or provisions or constitute (with due notice or lapse of time, or


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both) a default under the constitutive documents of the Purchaser, (c) result in a breach or violation of, or a default under, or acceleration of any obligations pursuant to any note, indenture, mortgage, lease, agreement, contract, understanding, arrangement or instrument to which the Purchaser is a party, or
(d) result in the creation or imposition of any Encumbrance of any nature whatsoever upon any of the properties or assets of the Purchaser.

                  Section 4.03 No Consents. No notices, reports or other filings are required to be made by the Purchaser with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Purchaser from, any governmental authority or third party for the valid authorization, execution and delivery by the Purchaser of this Agreement or for the performance by the Purchaser of its obligations hereunder.

                  Section 4.04 Litigation. There are no actions, suits, proceedings or investigations pending nor, to the best knowledge of the Purchaser, threatened against the Purchaser by or before any court or governmental agency, which would adversely affect the consummation of the transactions contemplated hereby.

                  Section 4.05 Brokers. No Person engaged by the Purchaser is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Sellers in connection with this Agreement or any of the transactions contemplated hereby.

                  Section 4.06 Disclosure. Each of Susan Holden, Stephen Oakes, Richard Winkler and David Starr, members of Purchaser, is familiar with the affairs and financial condition of the Targets and/or Furious, and has no knowledge of any material event or condition affecting the business, assets or prospects of the Targets and/or Furious, the existence or occurrence of which would result in a breach of the Sellers' representations and warranties contained herein, including but not limited to any liability relating to real property, personal property, environmental matters, ERISA Plans and other employee benefit plans, financial matters, tax matters (other than income taxes in the control of the Sellers) and intellectual property. In entering into this Agreement and consummating the transactions contemplated hereby, the Purchaser is not relying on any representation or warranty of Sellers or any other person, except as otherwise expressly provided in this Agreement.


                                    ARTICLE V

                              CONDITIONS TO CLOSING

                  Section 5.01 Closing Conditions of all Parties. The obligation of all parties hereto to effect the Merger, the Purchase and the other transactions contemplated by this Agreement is subject to there being no provision of any applicable law or regulation and no judgment, injunction, order or decree prohibiting the consummation of the Merger or the Purchase.



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                  Section 5.02 Closing Conditions of the Purchaser. The
obligation of the Purchaser to effect the Merger, the Purchase and the other transactions contemplated by this Agreement is subject to the fulfillment on or prior to the Closing Date and the Effective Time of each of the following conditions (all or any of which may be waived by the Purchaser in its sole discretion):

         (a) Performance of Obligations; Representations and Warranties. The Sellers, the Targets and Furious shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by the relevant party prior to or at the Closing or the Effective Time. The Sellers' representations and warranties contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Effective Time, as applicable, or in the case of representations and warranties made as of a specified date earlier than the Closing Date, shall have been true and correct in all material respects on and as of such date.

         (b) Employment Agreements. The Purchaser shall have entered into employment agreements with each of Susan Holden, Stephen Oakes, Richard Winkler and David Starr (collectively, the "Curious Management") in form and substance satisfactory to such parties.

         (c) Financing. The Purchaser shall have obtained financing in respect of the payment of the Consideration on terms satisfactory to the Curious Management.

         (d) Delivery of Shares. The Sellers shall deliver to the Purchaser all Shares of Furious and the Targets as well as the complete and correct minute books, stock ledgers, and stock transfer records of Furious and the Targets.

         (e) Security Releases and UCC Termination Statements. With respect to any outstanding liens, Sellers shall deliver to the Purchaser evidence of the termination of security interests with respect to such liens and the Purchaser's and Sellers' ability and authority to file UCC termination statements terminating all security interests in the Shares or assets of Furious and the Targets.

         (f) The Purchaser shall have received an opinion of counsel to the Sellers in form and substance satisfactory to the Purchaser.

         (g) Ancillary Documents. The Purchaser shall have received such other documentation with respect to the Sellers, the Targets and Furious reasonably satisfactory to the Purchaser and evidencing the existence of such entities and their authority to enter into this Agreement and consummate the transactions contemplated hereby.

                  Section 5.03 Closing Conditions of the Sellers. The obligation of the Sellers to effect the Merger, the Purchase and the other transactions contemplated by this Agreement is subject to the fulfillment on or prior to the Closing Date and the Effective Time of each of the following conditions (all or any of which may be waived by the Sellers in their sole discretion):



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



         (a) Performance of Obligations; Representations and Warranties. The Purchaser shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by the Purchaser prior to or at the Closing or the Effective Time. The Purchaser's representations and warranties contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Effective Time, as applicable, or in the case of representations and warranties made as of a specified date earlier than the Closing Date, shall have been true and correct in all material respects on and as of such date.

         (b) Waiver of Option Rights. Curious Management shall have surrendered their right, pursuant to Section 1.2 of the Curious Stock Agreement dated as of July 27, 1999 among the Seller, Curious and Curious Management, to require Intelefilm to purchase shares of Curious capital stock held by Curious Management as evidenced by the concurrent execution of the Waiver of Option Rights Agreement.

         (c) Ancillary Documents. The Sellers shall have received such other documentation with respect to the Purchaser reasonably satisfactory to the Sellers and evidencing the existence of the Purchaser and its authority to enter into this Agreement and consummate the transactions contemplated hereby.

                                   ARTICLE VI

                                  Miscellaneous

                  Section 6.01 Notices. Any notice, request or other document to be given hereunder to a party hereto shall be effective when received and shall be given in writing and delivered in person or sent by overnight courier, registered or certified mail, postage prepaid, or by telecopy (receipt confirmed) as follows:

                  If to the Purchaser, addressed to it at:
                  ---------------------------------------
                  Curious Holdings LLC
                  440 Lafayette Street
                  New York, New York 10003
                  Attention:  Susan Holden
                  Tel:  (212) 674-1400
                  Fax:  (212) 674-0081

                  with a copy to:

                  Wollmuth Maher & Deutsch LLP
                  500 Fifth Avenue, 12th floor
                  New York, New York 10110
                  Attention:  Mason H. Drake, Esq.
                  Tel:  (212) 382-3300
                  Fax: (212) 382-0050



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



                  and

                  If to the Sellers, addressed to them at:
                  ---------------------------------------
                  the addresses and to the attention of the persons listed on the signature page hereto.

Any party hereto may change its address for receiving notices, requests and other documents by giving written notice of such change to the other parties hereto.

                  Section 6.02 Indemnification. (a) Each Seller hereby agrees, jointly and severally, to indemnify and hold harmless the Purchaser and its members, affiliates (including the lenders to the Purchaser related to this transaction), directors, officers, employees and other agents and representatives (collectively, the "Purchaser Indemnified Parties") from and against any and all liabilities, judgments, claims, settlements, losses, damages, reasonable fees (including attorneys' and other experts' fees and disbursements), Encumbrances, taxes, penalties, obligations and expenses (collectively, "Losses") incurred or suffered by any such person or entity arising from, by reason of or in connection with any misrepresentation or breach of any representation, warranty (subject, for the avoidance of doubt, to any knowledge qualifiers or reliance set forth in such representations and warranties) or covenant of such Seller pursuant to this Agreement or any certificate or other document delivered by such Seller under this Agreement.

                  (b) The Purchaser hereby agrees to indemnify and hold harmless the Sellers and their respective affiliates, directors, officers, employees and other agents and representatives (collectively, the "Seller Indemnified Parties") from and against any and all Losses incurred or suffered by any such person or entity arising from, by reason of or in connection with any misrepresentation or breach of any representation, warranty (subject, for the avoidance of doubt, to any knowledge qualifiers or reliance set forth in such representations and warranties) or covenant of the Purchaser pursuant to this Agreement or any certificate or other document delivered by the Purchaser under this Agreement.

                  Section 6.03 Survival. Except with respect to the representations and warranties of the Sellers set forth in Sections 3.02, 3.04,
3.05 and 3.06 which shall continue to remain in effect indefinitely, the representations and warranties of the parties contained in this Agreement shall survive the Closing and remain in full force and effect for three (3) years from the Effective Date; provided that such period shall be extended with respect to any claim for indemnification brought prior to the expiration of such three-year survival period.

                  Section 6.04 Expenses. The Purchaser, on the one hand, and the Sellers, on the other hand, shall bear their own expenses in connection with the preparation of and consummation of the transactions contemplated by this Agreement

                  Section 6.05 Governing Law; Choice of Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflict of laws doctrines). The parties agree that the exclusive place of jurisdiction for any action, suit or proceeding relating to this Agreement shall be in the courts of the United States of America sitting in the Borough of Manhattan in the City of New York or, if such courts shall not have jurisdiction over the subject matter thereof, in the courts of the State of New York sitting therein, and each such party hereby irrevocably and unconditionally agrees to submit to the jurisdiction of such courts for purposes of any such action, suit or proceeding. If such state court also does not have jurisdiction over the subject matter thereof, then such an action, suit or proceeding may be brought in the federal or state courts located in the states of the principal place of business of any party hereto. Each party irrevocably waives any objection it may have to the venue of any action, suit or proceeding brought in such courts or to the convenience of the forum. Final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described.

                  Section 6.06 Assignment. Except as otherwise provided herein, this Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. The Purchaser may assign all of its rights under this Agreement to any Affiliate; provided such Affiliate assumes all of the obligations of the Purchaser hereunder; and provided further that the Purchaser shall remain liable for such Affiliate's failure to meet any of the obligations of Purchaser hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

                  Section 6.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

                  Section 6.08 Entire Agreement; Amendments. This Agreement, together with the schedules and exhibits and the agreements, certificates and instruments delivered pursuant hereto, contain the entire agreement among the parties hereto, and supersede all prior agreements and undertakings (written and oral) between the parties hereto, relating to the subject matter hereof, including without limitation existing employment agreements. This Agreement, and any provision hereof, may only be amended, modified or waived in writing signed by the party against whom enforcement of such amendment, modification or waiver is sought.

                  Section 6.09 Press Releases. The parties hereto shall not make any public announcement or press release regarding the transactions contemplated hereby until mutually agreed as to substance and timing.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                         Curious Holdings LLC


                                         By: /s/ Susan Holden
                                             -----------------------------------
                                             Name: Susan Holden
                                             Title: CFO

                                         iNTELEFILM Corporation


                                         By: /s/ Richard A. Wiethorn
                                             -----------------------------------
                                             Name:  Richard A. Wiethorn
                                             Title:  CFO
                                             Address: 6385 Old Shady Oak Rd.
                                                      Eden Prairie, MN 55344

                                         Harmony Holdings, Inc.

                                         By: /s/ Richard A. Wiethorn
                                             -----------------------------------
                                             Name: Richard A. Wiethorn
                                             Title:  CFO
                                             Address: Same as Intelefilm


                                         Curious Pictures Corporation

                                         By: /s/ Richard A. Wiethorn
                                             -----------------------------------
                                             Name: Richard A. Wiethorn
                                             Title:  VP Finance
                                             Address: Same as Intelefilm

                                         DCODE, Inc.

                                         By: /s/ Richard A. Wiethorn
                                             -----------------------------------
                                             Name: Richard A. Wiethorn
                                             Title:  CFO
                                             Address: Same as Intelefilm



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